UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

General Moly, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado 80401

REVISED Notice of Annual Meeting of Stockholders

To be Held on June 24, 2019

June 13, 2019

Dear Stockholder:

We are sending you this Revised Notice of Annual Meeting (“Notice”) to inform you that the date and time of General Moly, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) have been changed.  In accordance with Section 204 of the Delaware General Corporation Law, our Board of Directors has approved a resolution moving the meeting date to June 24, 2019, to ensure that our Annual Meeting complies with the record date requirements of Delaware law.

Except as specifically discussed herein, this Notice does not otherwise modify or update any disclosures presented in the Company’s definitive proxy statement, as previously filed on April 29, 2019 (the “Proxy Statement”), and provided to stockholders of record as of the record date of April 25, 2019.  In addition, this Notice does not reflect events occurring after the date of the Proxy Statement, or modify or update disclosures that may have been affected by subsequent events.  The proposals to be considered at the Annual Meeting remain unchanged.

The Annual Meeting will now be held at 4:00 p.m., local Colorado time, on June 24, 2019, at the Denver West Office Park, Building 22 - Room 130, 1726 Cole Blvd., Lakewood, Colorado 80401.  If you have already returned your proxy for the Annual Meeting, we will vote your shares as previously instructed, unless you revoke your proxy in accordance with the instructions provided in the Proxy Statement.

For additional information, please refer to the Proxy Statement and other materials previously provided in connection with the Annual Meeting, which are available at:  www.generalmoly.com.

Sincerely,

Michael K. Branstetter
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2019

This Notice, the Proxy Statement, form of proxy card and 2018 annual report to stockholders are available at:  www.generalmoly.com.